Exhibit 10.C

Rose Hoover	rhoover@ampcopgh.com
Senior Vice President	412/456-4418 (Direct Dial)
and Corporate Secretary	412/456-4436 (Fax)

February 16, 2011

Mr. Robert A. Paul

c/o Ampco-Pittsburgh Corporation

600 Grant Street, Suite 4600

Pittsburgh, PA 15219

Dear Bob:

This letter amends your December 31, 2008 Severance/Change of Control Agreement with Ampco-Pittsburgh Corporation (the “Agreement”) by deleting, in its entirety, Paragraph 5(e) of the Agreement and any references thereto, which provided for a special payment to cover any excise tax described in Section 4999 of the Internal Revenue Code of 1986 (the “Code”) in the event payments were triggered. In addition, provisions relating to Section 4999 of the Code are deleted from the Agreement as well. The amendment of your Agreement is deemed effective as of February 16, 2011.

If this letter amendment sets forth our agreement on the subject matter hereof, kindly sign and return to the Corporation the enclosed copy of this letter, which will then constitute our agreement on this subject.

Very truly yours,

/s/Rose Hoover
Rose Hoover,
Senior Vice President

Accepted and agreed to as of

this 16th day of February, 2011.

/s/Robert A. Paul
Robert A. Paul